Exhibit 8.1

The table below presents our significant subsidiaries and investees, the places of incorporation and our effective ownership interests therein as of December 31, 2013.

Subsidiary	Accounting Method	Ownership Interest	Place of Incorporation/ Organization
Sibintertelecom	Consolidated	100.0%	Russia
Russian Telephone Company	Consolidated	100.0%	Russia
Sistema Telecom	Consolidated	100.0%	Russia
Intercom	Consolidated	100.0%	Russia
Elf	Consolidated	100.0%	Russia
Pilot	Consolidated	100.0%	Russia
Teleradiokompania “TVT”	Consolidated	100.0%	Russia
TVKiK	Consolidated	100.0%	Russia
ZhelGorTeleCom	Consolidated	100.0%	Russia
Metro-Telecom	Consolidated	95.0%	Russia
MGTS	Consolidated	94.6%	Russia
MTS Ukraine	Consolidated	100.0%	Ukraine
MTS Finance	Consolidated	100.0%	Luxembourg
MTS Turkmenistan	Consolidated	100.0%	Turkmenistan
MTS Bermuda(1)	Consolidated	100.0%	Bermuda
MTS International Funding(2)	Consolidated	VIE	Ireland
K-Telecom	Consolidated	80.0%	Armenia
MTS Belarus	Equity	49.0%	Belarus
IntellectTelecom	Equity	47.3%	Russia
Stream	Equity	45.0%	Russia
MTS Bank	Equity	26.3%	Russia

(1)                                 A wholly owned subsidiary established to repurchase our ADSs.

(2)                                 A private limited company organized and existing under the laws of Ireland for the sole purpose of financing a loan to MTS. The company is a variable interest entity of the Group.

See also Note 2 to our audited consolidated financial statements.